Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

For Tender of Shares of Common Stock
of
STANLEY, INC.
at
$37.50 NET PER SHARE
Pursuant to the Offer to Purchase dated May 20, 2010
by
CGI FAIRFAX CORPORATION
a wholly owned subsidiary of
CGI FEDERAL INC.
an indirect wholly owned subsidiary of
CGI GROUP INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JUNE 17, 2010, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the “Shares”), of Stanley, Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Computershare Investor Services Inc. (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mail to the Depositary. See “The Tender Offer — Section 3 — Procedures for Accepting the Offer and Tendering Shares” in the Offer to Purchase.

The Depositary for the Tender Offer is:

Computershare Investor Services Inc.

By Mail: P.O. Box 7021 31 Adelaide St E Toronto, Ontario M5C 3H2 Attn: Corporate Actions	By Facsimile Transmission: (Eligible Institutions Only) 1-905-771-4082	By Hand/Overnight Delivery: 100 University Avenue 9th Floor Toronto, Ontario M5J 2Y1 Attn: Corporate Actions

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to CGI Fairfax Corporation, a Delaware corporation and a wholly owned subsidiary of CGI Federal Inc., a Delaware corporation and an indirect wholly owned subsidiary of CGI Group Inc., a corporation organized under the laws of the Province of Québec, Canada, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 20, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal (such offer, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the “Shares”), of Stanley, Inc., a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in “The Tender Offer — Section 3 — Procedures for Accepting the Offer and Tendering Shares” in the Offer to Purchase.

Number of Shares and Certificate No.(s) (if available):

☐ Check here if Shares will be tendered by book entry transfer.

DTC Account Number:

Dated:	, 2010

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No.:
(Daytime telephone number)

Signature(s):

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GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (defined in Section 2 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name:
(Please type or print)

Title:

Date:

NOTE:  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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